EXHIBIT 10.42


                                  AMENDMENT TO
                      INTERNATIONAL DISTRIBUTION AGREEMENT

     This Amendment to International Distribution Agreement (this "AGREEMENT"), is entered into as of April 12, 2001, by and between INTERPLAY ENTERTAINMENT CORP., a Delaware corporation whose principal place of business is at 16815 Von Karman Avenue, Irvine, California 92606 (hereinafter "INTERPLAY"), and VIRGIN INTERACTIVE ENTERTAINMENT LIMITED, a corporation formed under the laws of England and Wales whose principal place of business is at 74A Charlotte St., London, England, W1P 1LR (hereinafter "VIRGIN"), with respect to the following recitals:

                                    RECITALS

     A. Interplay and Virgin are parties to that certain Settlement and Release Agreement, dated as of the date hereof (the "SETTLEMENT AGREEMENT"), which Settlement Agreement provides for the execution and delivery of this Agreement as a condition precedent to the consummation of the parties' respective obligations thereunder.

     B. Pursuant to SECTION 14(B) of that certain International Distribution Agreement, entered into effective February 10, 1999 (the "ORIGINAL AGREEMENT"), between Virgin and Interplay, Virgin and Interplay are amending the Original Agreement as set forth herein. All capitalized terms used in this Agreement and not defined herein shall have the meanings given such terms in the Original Agreement.

     C. The parties intend this Agreement to be an amendment, effective as of the date first set forth above, of the Original Agreement, and not a novation.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. PAYMENTS. Subject to SECTION 2 below, Exhibit B to the Original Agreement is hereby amended as follows:

          1.1 THE MINIMUM MONTHLY OVERHEAD FEE. Section 3 of Exhibit B of the Original Agreement is hereby amended as follows:

               1.1.1 Interplay shall pay to Virgin an aggregate Minimum Monthly Overhead Fee of [*] for the period from [*] through [*], which amount shall be paid by Interplay to Virgin as follows:

                    (a) [*]


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* Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and have been filed separately with the SEC.


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                    (b) [*]

               1.1.2 Notwithstanding SECTION 1.1.1 to the contrary, if the Original Agreement is terminated by either party for any reason, including as of a result of breach by either party, all unpaid amounts provided for in SECTION 1.1.1, in addition to any other amounts that may be payable by Interplay as a result of such termination, shall be immediately due and payable, without notice, as of the date of such termination.

               1.1.3 For the period from [*] through termination or expiration of the Original Agreement, no Minimum Monthly Overhead Fee shall be payable by Interplay to Virgin, and Section 3 of Exhibit B of the Original Agreement shall cease to have any further force or effect.

          1.2 RIGHT OF OFFSET. Each of Virgin and Interplay shall have the right to set off against any amounts payable by one such party (the "FIRST PARTY") to the other such party (the "SECOND PARTY") under the Original Agreement all or any portion of any amounts then payable by the Second Party to the First Party under the Original Agreement, as amended by this Agreement, including, without limitation, the Minimum Monthly Overhead Fee.

          1.3 ADJUSTMENT OF THE MINIMUM MONTHLY OVERHEAD FEE. Section 4 of Exhibit B of the Original Agreement is hereby deleted in its entirety. The parties agree that any prior purported amendments to the Distribution Agreement are void.

          1.4 MINIMUM DISTRIBUTION FEE. Section 5 of Exhibit B of the Original Agreement is hereby deleted in its entirety.

     2. MARKETING. The Original Agreement, including, without limitation,
Section 4 and Sections 5(b), (c), (d) and (j), is hereby amended to the maximum extent necessary to provide that from and after July 1, 2001, Interplay shall be solely responsible for and shall provide all marketing, advertising, promotion, localization and testing (of packaging, Products and advertising) of the Products in the Territory.

     3. ADDITIONAL AUDIT RIGHTS. In addition to the rights and obligations of the parties provided for in Section 6(c) of the Original Agreement, a certified public accountant (or the European equivalent thereof) appointed by Interplay may, at Interplay's expense and to Interplay's satisfaction, examine Virgin's books and records for the purpose of verifying the accuracy of any charges made by Virgin to Interplay for reimbursement of expenses incurred by Virgin on Interplay's behalf. These additional audit rights shall be subject to the other terms and conditions of Section 6(c). Additionally, Section 6(c) is hereby amended to provide that, if Virgin disagrees with the results of any audit conducted pursuant to Section 6(c), Interplay shall have the right to obtain copies of all relevant backup documents prepared or reviewed by the auditors in connection with the audit only to the extent such documents relate to the Products. Additionally, the parties agree to cooperate in any audit conducted pursuant to Section 6(c).


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* Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and have been filed separately with the SEC.


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     4. RETURNS; ETC. Sections 5(e) and (f) of the Original Agreement are hereby amended to provide that Virgin shall not have the right to retain from the payments due to Interplay under the Original Agreement any reserve against Returns.

Interplay shall, however, be responsible for actual Returns, which amounts shall be determined on a monthly basis during the Term and credited against any payments thereafter due to Interplay under the Original Agreement if during the term of this Agreement, and paid by Interplay to Virgin upon demand if such amount exists at or after termination of the Original Agreement.

     5. PAYMENTS BY THE PARTIES.

          5.1 BY VIRGIN. Section 1 of Exhibit B to the Original Agreement is hereby amended to provide that all payments to be made by Virgin to Interplay pursuant to Section 1 of Exhibit B shall be paid within [*] after the end of the month in which the Products with respect to which such payments relate are invoiced by Virgin to its customers. If Virgin fails to pay any amounts due under this Section 1 when due, Interplay may withhold such amounts from payments due under Section 2 of Exhibit B for the duration of such non-payment by Virgin.

          5.2 BY INTERPLAY. Section 2 of Exhibit B to the Original Agreement is hereby amended to provide that, in lieu of Virgin deducting the amounts provided for in such section from the amounts payable by Virgin to Interplay under
Section 1 of Exhibit B, Interplay shall pay such amounts to Virgin within [*] after the date of the invoice for such obligation. Notwithstanding the immediately preceding sentence to the contrary, if Virgin is required to pay any amount set forth in Section 2 of Exhibit B before the [*] period referred to above, Interplay shall pay Virgin such amount on or before the day such invoice is payable by Virgin. If Interplay fails to pay any amounts when due, Virgin may withhold such amounts from the payments due Interplay under Section 1 of Exhibit B for the duration of such non-payment by Interplay.

     6. CONSOLE PRODUCTS. Section 5(k)(C) of the Original Agreement is hereby amended to provide that, with respect to Products on video game console systems (e.g., PlayStation, N64, Dreamcast), Interplay shall be responsible for ordering the Products from the system licensor and the payment of the cost of goods and royalties to such system licensors. Interplay shall not have any right to utilize Virgin's line of credit with any of the system licensors to facilitate ordering Products from such system licensors. If requested by Interplay, Virgin shall have the right, at its option (and without the obligation to do so), to order Products on video game console systems from the system licensors and pay any amounts to the system licensors agreed to by Interplay and Virgin, and otherwise arrange for the production and delivery of such Products to Virgin's facilities. If Virgin orders such Products at Interplay's request, Virgin shall have the right to set off against any amounts due Interplay by Virgin the full cost and expense incurred by Virgin in connection with the order by Virgin of such console Products, including, without limitation, any cost of goods and royalties paid to such system licensors and all shipping costs, taxes and other amounts incurred in the delivery of such Products to Virgin.


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* Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and have been filed separately with the SEC.


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     7. MISCELLANEOUS. Except as expressly set forth in this Agreement, all of the terms of the Original Agreement shall remain in full force and effect. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made in, and to be performed within, said state.

     8. CONDITION TO EFFECTIVENESS. This Agreement shall become effective upon, and not before the "Closing" (as defined in the Settlement Agreement.), and if such Closing does not occur on or prior to April 30, 2001, this Agreement shall be void and of no effect ab initio.



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* Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and have been filed separately with the SEC.


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     IN WITNESS WHEREOF, this Agreement has been made and entered into as of the day and year first set forth above.


                                    INTERPLAY ENTERTAINMENT CORP.,
                                    a Delaware corporation

                                    By:     /S/ BRIAN FARGO
                                          -------------------------------------
                                          Brian Fargo
                                    Its:  Chief Executive Officer


                                    VIRGIN INTERACTIVE ENTERTAINMENT LIMITED, a corporation formed under the laws of England and Wales

                                    By:     /S/
                                          -------------------------------------

                                    Its:
                                          -------------------------------------




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* Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and have been filed separately with the SEC.